Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

David L. Redmond

Executive Vice President & CFO

AmeriPath, Inc.

561-712-6226

dredmond@ameripath.com

AMERIPATH, INC. ANNOUNCES RETIREMENT OF CEO

Riviera Beach, FL. January 21, 2004. AmeriPath, Inc., a leading national provider of cancer diagnostics, genomics, and related services, today announced that James C. New, the Company’s Chairman and Chief Executive Officer, has decided to retire, effective February 1, 2004. Paul B. Queally, a current member of the AmeriPath Board of Directors and a General Partner with Welsh Carson, Anderson & Stowe, has been appointed as Chairman of the Board effective immediately. The Company will begin an executive search process to select a new Chief Executive Officer for AmeriPath.

In connection with Mr. New’s retirement, Paul B. Queally stated: “Jim has led AmeriPath since it was founded and has been a force behind its growth into one of the leading national providers of cancer diagnostics and genomics services. We intend to take the platform Jim has helped build and continue the Company’s successful development.” Additionally, Mr. New stated: “I am confident that the present management team, under the leadership of our Board of Directors and Welsh Carson, will continue to build upon AmeriPath’s success.”

During the search process, AmeriPath will operate under the daily direction of the Office of Chief Executive Officer. The Office of the Chief Executive Officer will include David L. Redmond, the current Chief Financial Officer, Joseph A. Sonnier, MD, the current President, and Martin Stefanelli, the current Chief Operating Officer.

AmeriPath is a leading national provider of cancer diagnostics, genomics, and related services. The Company’s extensive diagnostics infrastructure includes the Center for Advanced Diagnostics (CAD), a division of AmeriPath. CAD provides specialized diagnostic testing and information services, including Fluorescence In-Situ Hybridization (FISH), Flow Cytometry, DNA Analysis, Polymerase Chain Reaction (PCR), Molecular Genetics, Cytogenetics and HPV Typing. Additionally, AmeriPath provides clinical trial and research development support to firms involved in developing new cancer and genomic diagnostics and therapeutics.

The statements contained in this press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements – which are sometimes identified by words such as “may”, “should”. “believe”, “expect”, “anticipate”, estimate” and similar expressions and which include any financial or operating estimates, forecasts or projections – are subject to a number of risks and uncertainties many of which involve factors or circumstances that are beyond the Company’s control. These risks and uncertainties could cause actual results to differ materially from results anticipated by forward-looking statements. These risks and uncertainties include: the extent of success of the Company’s operating initiatives and growth strategies; the Company’s ability to manage growth; access to capital on satisfactory terms; general economic conditions; terrorism or an escalation of hostilities or war; competition and changes in competitive factors; federal and state healthcare regulation (and compliance); reimbursement rates under government and third-party healthcare programs and the payments received under such programs; changes in coding; changes in technology; dependence upon pathologists and customer contracts; the ability to attract, motivate, and retain pathologists; labor, technology ad insurance costs; marketing and promotional efforts; the availability of pathology practices in appropriate locations that the Company is able to acquire on suitable terms or develop; and the successful completion and integration of acquisitions (and achievement of planned or expected synergies). The forward-looking statements in this press release are made as of the date hereof based on management’s current beliefs and expectations, and the Company undertakes no obligation to update or revise any such statements. Further information regarding risks, uncertainties and other factors that could affect the Company’s financial or operating results or that could cause actual results to differ materially from those expected, estimated or anticipated are included in the Company’s annual, quarterly, and other reports and filings with the SEC.

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This press release is also available at the Company’s website, www.ameripath.com.

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